                                  Exhibit 21.1



                           SUBSIDIARIES OF CARRINGTON

Name of Subsidiary                                  Jurisdiction of Organization
- ------------------                                  ----------------------------
Carrington Laboratories, Belgium, N.V.              Belgium
Finca Savila, S.A.                                  Costa Rica
Carrington Laboratories International, Inc.         Texas
Hilcoa Corporation                                  California
Caraloe, Inc.                                       Texas
Carrington Laboratories of Canada, Ltd.             Canada
Sabila Industrial, S.A.                             Costa Rica


                                     E - 14